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                         VIASOFT, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   EXHIBIT 11
                      (in thousands, except per share data)


                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                         MARCH 31,                      MARCH 31,
                                                                -------------------------        ------------------------
                                                                  1998             1997            1998            1997
                                                                --------         --------        --------        --------
BASIC EARNINGS PER SHARE
Common Shares Outstanding, beginning of period                    19,358           17,398          17,723          16,719

Effect of Weighting of Shares:
         Shares issued in secondary offering                        --               --             1,021            --
         Shares issued related to R&O acquisition                   --               --              --               180
         Shares purchased                                           --               --                15              79
         Employee stock options exercised                             13               60             116             172
                                                                --------         --------        --------        --------

Weighted average number of common shares outstanding              19,371           17,458          18,875          17,150
                                                                ========         ========        ========        ========

Net income (loss)                                               $ (4,136)        $  3,148        $  4,665        $(19,480)
                                                                ========         ========        ========        ========

Earnings (loss) per common share                                $  (0.21)        $   0.18        $   0.25        $  (1.14)
                                                                ========         ========        ========        ========



DILUTED EARNINGS PER SHARE
Common Shares Outstanding, beginning of period                    19,358           17,398          17,723          16,719

Effect of Weighting of Shares:
         Warrants and employee stock options outstanding            --                879             872            --
         Shares issued in secondary offering                        --               --             1,021            --
         Shares issued related to R&O acquisition                   --               --              --               180
         Shares purchased                                           --               --                15              79
         Employee stock options exercised                             13               60             116             172
                                                                --------         --------        --------        --------
Weighted average number of common and common
         share equivalents outstanding                            19,371           18,337          19,747          17,150
                                                                ========         ========        ========        ========

Net income (loss)                                               $ (4,136)        $  3,148        $  4,665        $(19,480)
                                                                ========         ========        ========        ========

Earnings (loss) per common and common share equivalent          $  (0.21)        $   0.17        $   0.24        $  (1.14)
                                                                ========         ========        ========        ========
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